EXHIBIT 4.1




                             FIXED RATE SENIOR NOTE


REGISTERED                                             REGISTERED
No. FXR                                                U.S.$
                                                       CUSIP:  617446DQ9

      Unless this certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the issuer or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.

                        MORGAN STANLEY DEAN WITTER & CO.
                    SENIOR GLOBAL MEDIUM-TERM NOTE, SERIES C
                                  (Fixed Rate)

                     EXCHANGEABLE NOTE DUE DECEMBER 13, 2004
                   EXCHANGEABLE FOR SHARES OF COMMON STOCK OF
                                 THREE COMPANIES

=========================================================================================================
ORIGINAL ISSUE DATE:      INITIAL REDEMPTION       INTEREST RATE:           MATURITY DATE:
            , 1999           DATE: See                % per annum              December 13, 2004
                             "Company Call
                             Right" below
---------------------------------------------------------------------------------------------------------
INTEREST ACCRUAL          INITIAL REDEMPTION       INTEREST PAYMENT         OPTIONAL
   DATE:                     PERCENTAGE:              DATE(S): Each June       REPAYMENT
            , 1999           100%                     and December    ,        DATE(S): N/A
                                                      beginning June   ,
                                                      2000
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SPECIFIED CURRENCY:       ANNUAL REDEMPTION        INTEREST PAYMENT         APPLICABILITY OF
   U.S. Dollars              PERCENTAGE               PERIOD: Semi-            MODIFIED
                             REDUCTION: N/A           annually                 PAYMENT UPON
                                                                               ACCELERATION:
                                                                               See "Alternate
                                                                               Calculation in case of
                                                                               an Event of Default"
                                                                               below
---------------------------------------------------------------------------------------------------------
IF SPECIFIED              REDEMPTION NOTICE        APPLICABILITY OF            If yes, state Issue Price:
   CURRENCY                  PERIOD: N/A              ANNUAL
   OTHER THAN                                         INTEREST
   U.S. DOLLARS,                                      PAYMENTS: N/A
   OPTION TO
   ELECT
   PAYMENT IN
   U.S. DOLLARS:
   N/A
---------------------------------------------------------------------------------------------------------
EXCHANGE RATE                                                               ORIGINAL YIELD TO
   AGENT: N/A                                                                   MATURITY: N/A
---------------------------------------------------------------------------------------------------------
OTHER PROVISIONS:
   See below
=========================================================================================================


Basket Value..................   The Basket Value, for any date, shall equal
                                 the sum of the products of the Market Prices and the applicable Exchange Ratios for each Basket Stock, each determined as of such date by the Calculation Agent.

Basket .......................   The basket is a weighted portfolio of the
                                 three Basket Stocks. See "Basket Stocks" below.

Basket Stocks.................   The following table sets forth the Basket
                                 Stocks, the ticker symbol of the Basket
                                 Stocks on the New York Stock Exchange, Inc.
                                 and the initial Exchange Ratio of each Basket
                                 Stock:

                                                                      Exchange
                                 Issuer of Basket Stock      Ticker    Ratio
                                 ----------------------      ------   --------

                                 Citigroup, Inc. ...........   C      5.02177
                                 EMC Corporation. ..........  EMC     3.00871
                                 Tyco International Ltd.....  TYC     7.94062

                                 See "-- Adjustments to the Exchange Ratios and the Basket" below.

Exchange Right................   On any Exchange Date, subject to a prior call
                                 of this Note for cash in an amount equal to the Call Price by the Issuer (as a result of the fact that the Basket Value, on the Trading Day prior to the Company Notice Date, is less than the Call Price) as described under "Company Call Right" below, the holder of this Note shall be entitled upon (i) completion by the holder and delivery to the Issuer and the Calculation Agent of an Official Notice of Exchange (in the form of Annex A attached hereto) prior to 11:00 a.m.
                                 New York City time on such date and (ii) delivery on such date of this Note to the Trustee, to exchange each $1,000 principal amount of this Note for a number of shares of each Basket Stock equal to the Exchange Ratio for such Basket Stock, subject to any adjustment (x) to any Exchange Ratio or (y) in the stock, other securities or other property or assets (including, without limitation, cash or other classes of stock of the issuer of such Basket Stock) ("Other
                                 Exchange Property") to be delivered instead of or in addition to such Basket Stock as a result of any corporate event described under "Adjustments to the Exchange Ratios and Basket" below, in each case, required to be made prior to the close of business on the second Business Day after any such Exchange
                                 Date. Upon any such exchange, the Issuer may, at its sole option, either deliver such number of shares of each Basket Stock equal to the Exchange Ratio for such Basket Stock
                                 (or such Other Exchange Property to be
                                 delivered instead of or in addition to such Basket Stock as aforesaid) or pay an amount in cash for each $1,000 principal amount of this Note equal to the Basket Value as of the close of business on such Exchange Date, as determined by the Calculation Agent, in lieu of such shares of each Basket Stock (or such Other Exchange Property). Such delivery or payment shall be made 3 Business Days after any Exchange Date, subject to delivery of this Note to the Trustee on the Exchange Date as aforesaid. Upon any exercise of the Exchange
                                 Right, the holder of this exchanged Note shall not be entitled to receive any cash payment representing any accrued but unpaid interest on this Note.

                                 If this Note is exchanged after a record date for the payment of interest and prior to the next succeeding Interest Payment Date, this Note must be accompanied by funds equal to the interest payable on such succeeding Interest Payment Date on the principal amount so exchanged.

                                 Prior to 9:30 a.m. on the first Business Day immediately succeeding any Exchange Date, the Issuer shall cause the Calculation Agent to provide written notice to the Trustee at its New York office and to The Depository Trust Company, or any successor depositary ("DTC"), on which notice the Trustee and DTC may conclusively rely, (i) of its receipt of any such "Official Notice of Exchange," (ii) of the Issuer's determination to deliver shares of Basket Stocks (or, if applicable, any Other Exchange Property to be delivered as a result of any corporate event described in paragraphs 5, 6 or 7 under "Adjustments to the Exchange Ratios and Basket" below) or to pay an equivalent amount of cash for each $1,000 principal amount of this Note and
                                 (iii) if the Basket Stocks are to be
                                 delivered (or, if applicable, any Other
                                 Exchange Property), of the number of shares of such Basket Stocks (or the amount of such Other Exchange Property) and of the amount of any cash to be paid in lieu of fractional shares of such Basket Stock (or of any other securities included in Other Exchange
                                 Property, if applicable) or, if cash is to be paid, of the amount of such cash for each $1,000 principal amount of this Note. If, as a result of any corporate event described under "Adjustments to the Exchange Ratios and Basket" occurring during the period from and including the Exchange Date to but excluding the third Business Day following the Exchange Date, the Calculation Agent makes any adjustment to any Exchange Ratio of a Basket Stock and consequent adjustment to the number of shares of such Basket Stock to be delivered or any adjustment to the quantity of any Other Exchange Property due to the holder of this Note, the Calculation Agent shall give prompt notice of any such adjustments to the Trustee at its New York office and to DTC, on which notice the Trustee may conclusively rely. No adjustments to the Exchange Ratio will be made after the Exchange Date if the Issuer has given notice that it will deliver cash for each $1,000 principal amount of this Note.

                                 The Issuer shall, or shall cause the
                                 Calculation Agent to, deliver any such Basket Stocks (or any Other Exchange Property) or such cash to the Trustee for delivery to the holders.

No Fractional Shares .........   If upon any exchange of this Note the Issuer
                                 chooses to deliver the Basket Stocks (and, if applicable, any other stock or other securities), the Issuer shall pay cash in lieu of delivering fractional shares of any Basket
                                 Stock (and, if applicable, of any other stock or securities) in an amount equal to the corresponding fractional Market Price of such fraction of such Basket Stock (or, if applicable, of such other stock or other securities) as determined by the Calculation
                                 Agent as of either (i) such Exchange Date, or
                                 (ii) the second Business Day prior to the Call Date or (iii) in the event of a subsequent adjustment to an Exchange Ratio, as of the date of such adjustment, as applicable.

Exchange Ratio................   The Exchange Ratios set forth under "Basket
                                 Stocks" above are subject to adjustment for certain corporate events. See "Adjustments to the Exchange Ratios and Basket" below.

Exchange Date.................   Any Trading Day that falls during the period
                                 beginning January 13, 2000 and ending on the day prior to the earliest of (i) the Maturity
                                 Date, (ii) the Call Date and (iii) in the event of a call for cash in an amount equal to the Call Price as described under "Company
                                 Call Right" below, the Company Notice Date.

Company Call Right ...........   On or after December 13, 2001, the Issuer may
                                 call this Note, in whole but not in part, for mandatory exchange into the Basket Stocks
                                 (and, if applicable, any Other Exchange
                                 Property) at the applicable Exchange Ratios;
                                 provided that, if the Basket Value on the Trading Day immediately preceding the Company
                                 Notice Date, as determined by the Calculation
                                 Agent, is less than the Call

                                 Price for the Call Date specified in our notice of mandatory exchange, the Issuer shall (under those circumstances only) pay the Call Price in cash on the Call Date.

                                 On or after the Company Notice Date, unless the Issuer has called this Note for cash, the holder of this Note shall continue to be entitled to exercise the Exchange Right and receive any amounts described under "Exchange Right" above.

                                 On the Company Notice Date, the Issuer shall give notice of the Issuer's exercise of the Company Call Right (i) to the holder of this Note by mailing notice of such exercise by first class mail, postage prepaid, at least 30 days and not more than 60 days prior to the date (the "Call Date") on which the Issuer shall effect such exchange at the holder's last address as it shall appear upon the registry books, (ii) to the Trustee by telephone or facsimile confirmed by mailing such notice to the Trustee by first class mail, postage prepaid, at its New York office and (iii) to DTC in accordance with the applicable procedures set forth in the Letter of Representations related to this Note. Any notice which is mailed in the manner herein provided shall be conclusively presumed to have been duly given, whether or not the holder of this Note receives the notice. Failure to give notice by mail, or any defect in the notice to the holder of any Note shall not affect the validity of the proceedings for the exercise of the Company Call Right with respect to any other Note.

                                 The notice of the Issuer's exercise of the Company Call Right shall specify (i) the Call Date, (ii) whether the Basket Value on the Trading Date immediately prior to the Company Notice Date is less than the Call Price for such Company Notice Date so that the Issuer will pay the Call Price in cash on the Call Date, (iii) the place or places of payment in cash or, if the Basket Value, as determined by the Calculation Agent, is equal to or greater than the Call Price, the place or places of delivery of the Basket Stocks, and, if applicable, of any Other Exchange Property to be delivered as a result of any corporate event described in paragraphs 5, 6 or 7 under "Adjustments to the Exchange Ratios and Basket" (and of any cash to be paid in lieu of fractional shares of any Basket Stock (and, if applicable, of any such other stock or securities)), (iv) the number of shares of each Basket

                                 Stock (and, if applicable, the quantity of any other Exchange Property) to be delivered per $1,000 principal amount of this Note, (v) that such delivery will be made upon presentation and surrender of this Note and (vi) that such exchange is pursuant to the Company Call Right.

                                 The notice of the Issuer's exercise of the Company Call Right shall be given by the Issuer or, at the Issuer's request, by the Trustee in the name and at the expense of the Issuer.

                                 If the Basket Stocks (and, if applicable, any Other Exchange Property) are to be delivered and, as a result of any corporate event described under "Adjustments to the Exchange Ratios and Basket" occurring during the period from and including the Company Notice Date to the close of business on the second Business Day prior to the Call Date, the Calculation Agent makes any adjustment to any Exchange Ratio of any Basket Stock and consequent adjustment to the number of shares of such Basket Stock to be delivered or any adjustment to the quantity of any Other Exchange Property due to the holder of this Note, the Calculation Agent shall give prompt notice of any such adjustments to the Trustee at its New York office and to DTC, on which notice the Trustee and DTC may conclusively rely. No adjustment to any Exchange Ratio shall be made as a result of any corporate event occurring after the close of business on the second Business Day prior to the Call Date.

                                 If this Note is so called for mandatory
                                 exchange by the Issuer, then, unless the holder subsequently exercises his Exchange Right (the exercise of which shall not be available to the holder following a call for cash in an amount equal to the Call Price), the Basket Stocks (and, if applicable, any Other Exchange Property) or (in the event of a call for cash, as described above) cash to be delivered to the holder of this Note shall be delivered on the Call Date fixed by the Issuer and set forth in its notice of its exercise of the Company Call Right, upon delivery of this Note to the Trustee. The Issuer shall, or shall cause the Calculation Agent to, deliver such shares of the Basket Stocks or cash to the Trustee for delivery to the holders.

                                 If this Note is not surrendered for exchange on the Call Date, it shall be deemed to be no longer Outstanding under, and as defined in, the Senior Indenture (as defined on the reverse hereof) after the Call Date, except with respect to the holder's right to receive the Basket Stocks (and, if applicable, any Other Exchange Property) or cash due in connection with the Company Call Right.

Company Notice Date...........   The scheduled Trading Day on which the Issuer
                                 issues its notice of mandatory exchange, which must be at least 30 but no more than 60 days prior to the Call Date.

Call Date.....................   The scheduled Trading Day on or after
                                 December 13, 2001 specified by the Issuer in its notice of mandatory exchange on which the Issuer shall deliver the Basket Stocks or cash to holders of the Notes for mandatory exchange.

Call Price....................   $1,000

Market Price..................   If a Basket Stock (or any other security for
                                 which a Market Price must be determined) is listed on a national securities exchange, is a security of the Nasdaq National Market or is included in the OTC Bulletin Board Service
                                 ("OTC Bulletin Board") operated by the
                                 National Association of Securities Dealers,
                                 Inc. (the "NASD"), the Market Price for one share of such Basket Stock (or one unit of any such other security) on any Trading Day means (i) the last reported sale price, regular way, on such day on the principal
                                 United States securities exchange registered under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on which such Basket Stock (or any such other security) is listed or admitted to trading or (ii) if not listed or admitted to trading on any such securities exchange or if such last reported sale price is not obtainable (even if such Basket Stock (or other such security) is listed or admitted to trading on such securities exchanges), the last reported sale price on the over-the-counter market as reported on the Nasdaq National Market or OTC
                                 Bulletin Board on such day. If the last reported sale price is not available pursuant to clause (i) or (ii) of the preceding sentence because of a Market Disruption Event or otherwise, the Market Price for any Trading Day shall be the mean, as determined by the Calculation Agent, of the bid prices for such Basket Stock (or any such other security) obtained from as many dealers in such security (which may include MS & Co. or any of our other subsidiaries or affiliates), but not exceeding three, as shall make such bid prices available to the Calculation Agent. A "security of the Nasdaq National Market" shall include a security included in any successor to such system and the term "OTC Bulletin Board
                                 Service" shall include any successor service thereto.

Trading Day...................   A day, as determined by the Calculation
                                 Agent, on which trading is generally
                                 conducted on the New York Stock Exchange,
                                 Inc. ("NYSE"), the American Stock Exchange,
                                 Inc., the Nasdaq National Market, the Chicago
                                 Mercantile Exchange, the Chicago Board of
                                 Options Exchange and in the over-the-counter market for equity securities in the United
                                 States and on which a Market Disruption Event
                                 (as defined below) has not occurred.

Calculation Agent.............   Morgan Stanley & Co. Incorporated and its
                                 successors ("MS & Co.")

Adjustments to the Exchange
   Ratios and Basket..........   The Exchange Ratio with respect to any Basket
                                 Stock and the Basket shall be adjusted as follows:

                                 1. If a Basket Stock is subject to a stock split or reverse stock split, then once such split has become effective, the Exchange Ratio of such Basket Stock shall be adjusted to equal the product of the prior Exchange Ratio and the number of shares issued in such stock split or reverse stock split with respect to one share of such Basket Stock.

                                 2. If a Basket Stock is subject (i) to a stock dividend (issuance of additional shares of such Basket Stock) that is given ratably to all holders of shares of such Basket Stock or (ii) to a distribution of such Basket
                                 Stock as a result of the triggering of any provision of the corporate charter of the issuer of such Basket Stock, then once the dividend has become effective and such Basket Stock is trading ex-dividend, the Exchange Ratio of such Basket Stock shall be adjusted so that the new Exchange Ratio shall equal the prior Exchange Ratio plus the product of
                                 (i) the number of shares issued with respect to one share of such Basket Stock and (ii) the prior Exchange Ratio of such Basket Stock.

                                 3. There shall be no adjustments to any
                                 Exchange Ratio to reflect cash dividends or other distributions paid with respect to a Basket Stock other than distributions described in paragraph 6 below and Extraordinary

                                 Dividends as described below. A cash dividend or other distribution with respect to a Basket Stock shall be deemed to be an "Extraordinary Dividend" if such dividend or other distribution exceeds the immediately preceding non-Extraordinary Dividend for such Basket Stock (as adjusted for any subsequent corporate event requiring an adjustment hereunder, such as a stock split or reverse stock split) by an amount equal to at least 10% of the Market Price of such Basket Stock on the Trading Day preceding the ex-dividend date for the payment of such Extraordinary Dividend (the "ex-dividend date"). If an Extraordinary Dividend occurs with respect to Basket Stock, the Exchange Ratio with respect to such a Basket Stock shall be adjusted on the ex-dividend date with respect to such Extraordinary Dividend so that the new Exchange Ratio shall equal the product of (i) the then current Exchange Ratio and (ii) a fraction, the numerator of which is the Market Price on the Trading Day preceding the ex-dividend date, and the denominator of which is the amount by which the Market Price on the Trading Day preceding the ex-dividend date exceeds the Extraordinary Dividend Amount. The "Extraordinary Dividend Amount" with respect to an Extraordinary Dividend for a Basket Stock shall equal (i) in the case of cash dividends or other distributions that constitute quarterly dividends, the amount per share of such Extraordinary Dividend minus the amount per share of the immediately preceding non-Extraordinary Dividend for such Basket Stock or (ii) in the case of cash dividends or other distributions that do not constitute quarterly dividends, the amount per share of such Extraordinary Dividend. To the extent an Extraordinary Dividend is not paid in cash, the value of the non-cash component shall be determined by the Calculation Agent, whose determination shall be conclusive. A distribution on a Basket Stock described in paragraph 6 below that also constitutes an Extraordinary Dividend for such Basket Stock shall only cause an adjustment to the Exchange Ratio pursuant to paragraph 6.

                                 4. If the issuer of a Basket Stock is being liquidated or is subject to a proceeding under any applicable bankruptcy, insolvency or other similar law, this Note shall continue to be exchangeable into such Basket Stock so long as a Market Price for such Basket Stock is available. If a Market Price is no longer available for such Basket Stock for whatever reason, including the liquidation of the issuer of such Basket Stock or the subjection of the issuer of such Basket Stock to a proceeding under any applicable bankruptcy, insolvency or other similar law, then the value of such Basket Stock shall equal zero for so long as no Market Price is available, and no attempt shall be made to find a replacement stock or increase the Basket Value to compensate for the zero value of such Basket Stock.

                                 5. If there occurs any reclassification or change of a Basket Stock, including, without limitation, as a result of the issuance of tracking stock by the issuer of such Basket Stock, or if the issuer of such Basket Stock has been subject to a merger, combination or consolidation and is not the surviving entity, or if there occurs a sale or conveyance to another corporation of the property and assets of the issuer of such Basket Stock as an entirety or substantially as an entirety, in each case as a result of which the holders of such Basket Stock shall be entitled to receive Other Exchange
                                 Property with respect to or in exchange for such Basket Stock, then, with respect to such Basket Stock, the holder of this Note shall be entitled thereafter to exchange this Note into the kind and amount of Other Exchange Property that the holder would have owned or been entitled to receive upon such reclassification, change, merger, combination, consolidation, sale or conveyance had the holder exchanged this Note at the then current Exchange Ratio for such Basket Stock immediately prior to any such corporate event, but without interest thereon.

                                 6. If the issuer of a Basket Stock issues to all of its shareholders equity securities of an issuer other than the issuer of such Basket Stock (other than in a transaction described in paragraph 5 above), then the holder of this Note shall be entitled to receive such new equity securities upon exchange of this Note. The Exchange Ratio for such new equity securities shall equal the product of the Exchange Ratio in effect for such Basket Stock at the time of the issuance of such new equity securities times the number of shares of the new equity securities issued with respect to one share of such Basket Stock.

                                 7. No adjustments to any Exchange Ratio shall be required other than those specified above. However, the Issuer may, at its sole discretion, cause the Calculation

                                 Agent to make additional changes to the
                                 Exchange Ratio upon the occurrence of corporate or other similar events that affect or could potentially affect market prices of, or shareholders rights in, a Basket Stock (or Other Exchange Property) but only to reflect such changes and not with the aim of changing relative investment risk.

                                 No adjustments to any Exchange Ratio shall be required unless such adjustment would require a change of at least 0.1% in the Exchange Ratio then in effect. The Exchange Ratio resulting from any of the adjustments specified above shall be rounded to the nearest one hundred-thousandth with five one-millionths being rounded upward.

                                 The Calculation Agent shall be solely
                                 responsible for the determination and
                                 calculation of any adjustments to the
                                 Exchange Ratios and of any related
                                 determinations and calculations with respect to any distributions of stock, other securities or other property or assets (including cash) in connection with any corporate event described in paragraphs 5, 6 or 7 above, and its determinations and calculations with respect thereto shall be conclusive.

                                 The Calculation Agent shall provide
                                 information as to any adjustments to any Exchange Ratio upon written request by the holder of this Note.

Market Disruption Event.......   "Market Disruption Event" means, with respect
                                 to any Basket Stock, the occurrence or
                                 existence of any of the following events as determined by the Calculation Agent:

                                    (i) a suspension, absence or material
                                    limitation of trading of such Basket Stock on the primary market for such Basket Stock for more than two hours of trading or during the one-half hour period preceding the close of trading in such market; or a breakdown or failure in the price and trade reporting systems of the primary market for such Basket Stock as a result of which the reported trading prices for such Basket Stock during the last one-half hour preceding the closing of trading in such market are materially inaccurate; or the suspension, absence or material limitation on the primary market for trading in options contracts related to such Basket Stock, if available, during the one-half hour period preceding the close of trading in the applicable market; and

                                    (ii) a determination by the Calculation
                                    Agent in its sole discretion that any
                                    event described in clause (i) above
                                    materially interfered with the ability of
                                    the Issuer or any of its affiliates to
                                    unwind all or a material portion of the
                                    hedge with respect to the   % Exchangeable
                                    Notes due December 13, 2004 (Exchangeable for Shares of Common Stock of Three Companies).

                                 For purposes of determining whether a Market
                                 Disruption Event has occurred: (1) a
                                 limitation on the hours or number of days of trading shall not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant option contract shall not constitute a Market Disruption Event, (3) limitations pursuant to NYSE Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission of similar scope as determined by the Calculation Agent) on trading during significant market fluctuations shall constitute a suspension, absence or material limitation of trading,
                                 (4) a suspension of trading in an options contract on any Basket Stock by the primary securities market trading in such options, if available, by reason of (x) a price change exceeding limits set by such securities exchange or market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts shall constitute a suspension, absence or material limitation of trading in options contracts related to such Basket Stock and (5) a suspension, absence or material limitation of trading on the primary securities market on which options contracts related to any Basket Stock are traded shall not include any time when such securities market is itself closed for trading under ordinary circumstances.

Alternate Exchange Calculation
in case of an Event of
Default.......................   In case an Event of Default with respect to
                                 this Note shall have occurred and be
                                 continuing, the amount declared due and
                                 payable upon any acceleration of this Note shall be determined by MS & Co., as Calculation Agent, and shall be equal to the principal amount of this Note plus any accrued and unpaid interest at the Interest
                                 Rate to but not including the date of
                                 acceleration; provided that if (x) the holder of this Note has submitted an Official Notice of Exchange to the Issuer in accordance with the Exchange Right or (y) the Issuer has called this Note, other than a call for the cash Call
                                 Price, in accordance with the Company Call
                                 Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each $1,000 principal amount of this Note equal to the Basket Value, determined by the Calculation Agent as of the Exchange Date or as of the date of acceleration, respectively, and shall not include any accrued and unpaid interest thereon; provided further that if the Issuer has called this Note for cash in an amount equal to the Call Price, in accordance with the Company Call Right, the amount declared due and payable upon any such acceleration shall be an amount in cash for each $1,000 principal amount of this Note equal to the applicable Call Price. See "Call Price" above.


      Morgan Stanley Dean Witter & Co., a Delaware corporation (together with its successors and assigns, the "Issuer"), for value received, hereby promises to pay to CEDE & Co., or registered assignees, the principal sum of
U.S.$                      (UNITED STATES DOLLARS                        ),
on the Maturity Date specified above (except to the extent redeemed or repaid prior to maturity) and to pay interest thereon at the Interest Rate per annum specified above, from and including the Interest Accrual Date specified above until the principal hereof is paid or duly made available for payment weekly, monthly, quarterly, semiannually or annually in arrears as specified above as the Interest Payment Period on each Interest Payment Date (as specified above), commencing on the Interest Payment Date next succeeding the Interest Accrual Date specified above, and at maturity (or on any redemption or repayment date); provided, however, that if the Interest Accrual Date occurs between a Record Date, as defined below, and the next succeeding Interest Payment Date, interest payments will commence on the second Interest Payment Date succeeding the Interest Accrual Date to the registered holder of this Note on the Record Date with respect to such second Interest Payment Date; and provided, further, that if this Note is subject to "Annual Interest Payments," interest payments shall be made annually in arrears and the term "Interest Payment Date" shall be deemed to mean the first day of March in each year.

      Interest on this Note will accrue from and including the most recent date to which interest has been paid or duly provided for, or, if no interest has been paid or duly provided for, from and including the Interest Accrual Date, until, but excluding the date the principal hereof has been paid or duly made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, subject to certain exceptions described herein, be paid to the person in whose name this Note (or one or more predecessor Notes) is registered at the close of business on the date 15 calendar days prior to such Interest Payment Date (whether or not a Business Day (as defined below)) (each such date a "Record Date"); provided, however, that interest payable at maturity (or any redemption or repayment date) will be payable to the person to whom the principal hereof shall be payable. As used herein, "Business Day" means any day, other than a Saturday or Sunday, (a) that is neither a legal holiday nor a day on which banking institutions are authorized or required by law or regulation to close (x) in The City of New York or (y) if this Note is denominated in a Specified Currency other than U.S. dollars, Australian dollars or euro, in the principal financial center of the country of the Specified Currency, or (z) if this Note is denominated in Australian dollars, in Sydney and (b) if this Note is denominated in euro, that is also a day on which the Trans-European Automated Real-time Gross Settlement Express Transfer System ("TARGET") is operating (a "TARGET Settlement Day").

      Payment of the principal of this Note, any premium and the interest due at maturity (or any redemption or repayment date), unless this Note is denominated in a Specified Currency other than U.S. dollars and is to be paid in whole or in part in such Specified Currency, will be made in immediately available funds upon surrender of this Note at the office or agency of the Paying Agent, as defined on the reverse hereof, maintained for that purpose in the Borough of Manhattan, The City of New York, or at such other paying agency as the Issuer may determine, in U.S. dollars. U.S. dollar payments of interest, other than interest due at maturity or on any date of redemption or repayment, will be made by U.S. dollar check mailed to the address of the person entitled thereto as such address shall appear in the Note register. A holder of U.S. $10,000,000 (or the equivalent in a Specified Currency) or more in aggregate principal amount of Notes having the same Interest Payment Date, the interest on which is payable in U.S. dollars, shall be entitled to receive payments of interest, other than interest due at maturity or on any date of redemption or repayment, by wire transfer of immediately available funds if appropriate wire transfer instructions have been received by the Paying Agent in writing not less than 15 calendar days prior to the applicable Interest Payment Date.

      If this Note is denominated in a Specified Currency other than U.S. dollars, and the holder does not elect (in whole or in part) to receive payment in U.S. dollars pursuant to the next succeeding paragraph, payments of interest, principal or any premium with regard to this Note will be made by wire transfer of immediately available funds to an account maintained by the holder hereof with a bank located outside the United States if appropriate wire transfer instructions have been received by the Paying Agent in writing, with respect to payments of interest, on or prior to the fifth Business Day after the applicable Record Date and, with respect to payments of principal or any premium, at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be; provided that, if payment of interest, principal or any premium with regard to this Note is payable in euro, the account must be a euro account in a country for which the euro is the lawful currency, provided, further, that if such wire transfer instructions are not received, such payments will be made by check payable in such Specified Currency mailed to the address of the person entitled thereto as such address shall appear in the Note register; and provided, further, that payment of the principal of this Note, any premium and the interest due at maturity (or on any redemption or repayment date) will be made upon surrender of this Note at the office or agency referred to in the preceding paragraph.

      If so indicated on the face hereof, the holder of this Note, if denominated in a Specified Currency other than U.S. dollars, may elect to receive all or a portion of payments on this Note in U.S. dollars by transmitting a written request to the Paying Agent, on or prior to the fifth Business Day after such Record Date or at least ten Business Days prior to the Maturity Date or any redemption or repayment date, as the case may be. Such election shall remain in effect unless such request is revoked by written notice to the Paying Agent as to all or a portion of payments on this Note at least five Business Days prior to such Record Date, for payments of interest, or at least ten days prior to the Maturity Date or any redemption or repayment date, for payments of principal, as the case may be.

      If the holder elects to receive all or a portion of payments of principal of and any premium and interest on this Note, if denominated in a Specified Currency other than U.S. dollars, in U.S. dollars, the Exchange Rate Agent (as defined on the reverse hereof) will convert such payments into U.S. dollars. In the event of such an election, payment in respect of this Note will be based upon the exchange rate as determined by the Exchange Rate Agent based on the highest bid quotation in The City of New York received by such Exchange

Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the applicable payment date from three recognized foreign exchange dealers (one of which may be the Exchange Rate Agent unless such Exchange Rate Agent is an affiliate of the Issuer) for the purchase by the quoting dealer of U.S. dollars for the Specified Currency for settlement on such payment date in the amount of the Specified Currency payable in the absence of such an election to such holder and at which the applicable dealer commits to execute a contract. If such bid quotations are not available, such payment will be made in the Specified Currency. All currency exchange costs will be borne by the holder of this Note by deductions from such payments.

      Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

      Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Senior Indenture, as defined on the reverse hereof, or be valid or obligatory for any purpose.

      IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed.

DATED:                                  MORGAN STANLEY DEAN WITTER & CO.



                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:

TRUSTEE'S CERTIFICATE
    OF AUTHENTICATION

This is one of the Notes referred
    to in the within-mentioned
    Senior Indenture.

THE CHASE MANHATTAN BANK,
    as Trustee




By:
    ----------------------------------
    Authorized Officer

                               REVERSE OF SECURITY

      This Note is one of a duly authorized issue of Senior Global Medium-Term Notes, Series C, having maturities more than nine months from the date of issue (the "Notes") of the Issuer. The Notes are issuable under an Amended and Restated Senior Indenture, dated as of May 1, 1999, between the Issuer and The Chase Manhattan Bank, as Trustee (the "Trustee," which term includes any successor trustee under the Senior Indenture) (as may be amended or supplemented from time to time, the "Senior Indenture"), to which Senior Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities of the Issuer, the Trustee and holders of the Notes and the terms upon which the Notes are, and are to be, authenticated and delivered. The Issuer has appointed The Chase Manhattan Bank at its corporate trust office in The City of New York as the paying agent (the "Paying Agent," which term includes any additional or successor Paying Agent appointed by the Issuer) with respect to the Notes. The terms of individual Notes may vary with respect to interest rates, interest rate formulas, issue dates, maturity dates, or otherwise, all as provided in the Senior Indenture. To the extent not inconsistent herewith, the terms of the Senior Indenture are hereby incorporated by reference herein.

      Unless otherwise indicated on the face hereof, this Note will not be subject to any sinking fund and, unless otherwise provided on the face hereof in accordance with the provisions of the following two paragraphs, will not be redeemable or subject to repayment at the option of the holder prior to maturity.

      If so indicated on the face hereof, this Note may be redeemed in whole or in part at the option of the Issuer on or after the Initial Redemption Date specified on the face hereof on the terms set forth on the face hereof, together with interest accrued and unpaid hereon to the date of redemption. If this Note is subject to "Annual Redemption Percentage Reduction," the Initial Redemption Percentage indicated on the face hereof will be reduced on each anniversary of the Initial Redemption Date by the Annual Redemption Percentage Reduction specified on the face hereof until the redemption price of this Note is 100% of the principal amount hereof, together with interest accrued and unpaid hereon to the date of redemption. Notice of redemption shall be mailed to the registered holders of the Notes designated for redemption at their addresses as the same shall appear on the Note register not less than 30 nor more than 60 days prior to the date fixed for redemption or within the Redemption Notice Period specified on the face hereof, subject to all the conditions and provisions of the Senior Indenture. In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

               If so indicated on the face of this Note, this Note will be subject to repayment at the option of the holder on the Optional Repayment
Date or Dates specified on the face hereof on the terms set forth herein. On any Optional Repayment Date, this Note will be repayable in whole or in part in increments of $1,000 or, if this Note is denominated in a Specified
Currency other than U.S. dollars, in increments of 1,000 units of such Specified Currency (provided that any remaining principal amount hereof shall not be less than the minimum authorized denomination hereof) at the option of the holder hereof at a price equal to 100% of the principal amount to be repaid, together with interest accrued and unpaid hereon to the date of repayment. For this Note to be repaid at the option of the holder hereof, the Paying Agent must receive at its corporate trust office in the Borough of Manhattan, The City of New York, at least 15 but not more than 30 days prior to the date of repayment, (i) this Note with the form entitled "Option to Elect Repayment" below duly completed or (ii) a telegram, telex, facsimile transmission or a letter from a member of a national securities exchange or the National Association of Securities Dealers, Inc. or a commercial bank or a trust company in the United States setting forth the name of the holder of this Note, the principal amount hereof, the certificate number of this Note or a description of this Note's tenor and terms, the principal amount hereof to be repaid, a statement that the option to elect repayment is being exercised thereby and a guarantee that this Note, together with the form entitled "Option to Elect Repayment" duly completed, will be received by the Paying Agent not later than the fifth Business Day after the date of such telegram, telex, facsimile transmission or letter; provided, that such telegram, telex, facsimile transmission or letter shall only be effective if this Note and form duly completed are received by the Paying Agent by such fifth Business Day. Exercise of such repayment option by the holder hereof shall be irrevocable. In the event of repayment of this Note in part only, a new Note or Notes for the amount of the unpaid portion hereof shall be issued in the name of the holder hereof upon the cancellation hereof.

      Interest payments on this Note will include interest accrued to but excluding the Interest Payment Dates or the Maturity Date (or any earlier redemption or repayment date), as the case may be. Unless otherwise provided on the face hereof, interest payments for this Note will be computed and paid on the basis of a 360-day year of twelve 30-day months.

      In the case where the Interest Payment Date or the Maturity Date (or any redemption or repayment date) does not fall on a Business Day, payment of interest, premium, if any, or principal otherwise payable on such date need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date or on the Maturity Date (or any redemption or repayment date), and no interest on such payment shall accrue for the period from and after the Interest Payment Date or the Maturity Date (or any redemption or repayment date) to such next succeeding Business Day.

      This Note and all the obligations of the Issuer hereunder are direct, unsecured obligations of the Issuer and rank without preference or priority among themselves and pari passu with all other existing and future unsecured and unsubordinated indebtedness of the Issuer, subject to certain statutory exceptions in the event of liquidation upon insolvency.

      This Note, and any Note or Notes issued upon transfer or exchange hereof, is issuable only in fully registered form, without coupons, and, if denominated in U.S. dollars, is issuable only in denominations of U.S. $1,000 and any integral multiple of U.S. $1,000 in excess thereof. If this Note is denominated in a Specified Currency other than U.S. dollars, then, unless a higher minimum denomination is required by applicable law, it is issuable only in denominations of the equivalent of U.S. $1,000 (rounded to an integral multiple of 1,000 units of such Specified Currency), or any amount in excess thereof which is an integral multiple of 1,000 units of such Specified Currency, as determined by reference to the noon dollar buying rate in The City of New York for cable transfers of such Specified Currency published by the Federal Reserve Bank of New York (the "Market Exchange Rate") on the Business Day immediately preceding the date of issuance.

      The Trustee has been appointed registrar for the Notes, and the Trustee will maintain at its office in The City of New York a register for the registration and transfer of Notes. This Note may be transferred at the aforesaid office of the Trustee by surrendering this Note for cancellation, accompanied by a written instrument of transfer in form satisfactory to the Trustee and duly executed by the registered holder hereof in person or by the holder's attorney duly authorized in writing, and thereupon the Trustee shall issue in the name of the transferee or transferees, in exchange herefor, a new Note or Notes having identical terms and provisions and having a like aggregate principal amount in authorized denominations, subject to the terms and conditions set forth herein; provided, however, that the Trustee will not be required (i) to register the transfer of or exchange any Note that has been called for redemption in whole or in part, except the unredeemed portion of Notes being redeemed in part, (ii) to register the transfer of or exchange any
Note if the holder thereof has exercised his right, if any, to require the Issuer to repurchase such Note in whole or in part, except the portion of such Note not required to be repurchased, or (iii) to register the transfer of or exchange Notes to the extent and during the period so provided in the Senior Indenture with respect to the redemption of Notes. Notes are exchangeable at said office for other Notes of other authorized denominations of equal aggregate principal amount having identical terms and provisions. All such exchanges and transfers of Notes will be free of charge, but the Issuer may require payment of a sum sufficient to cover any tax or other governmental charge in connection therewith. All Notes surrendered for exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee and executed by the registered holder in person or by the holder's attorney duly authorized in writing. The date of registration of any Note delivered upon any exchange or transfer of Notes shall be such that no gain or loss of interest results from such exchange or transfer.

      In case this Note shall at any time become mutilated, defaced or be destroyed, lost or stolen and this Note or evidence of the loss, theft or destruction thereof (together with the indemnity hereinafter referred to and such other documents or proof as may be required in the premises) shall be delivered to the Trustee, the Issuer in its discretion may execute a new Note of like tenor in exchange for this Note, but, if this Note is destroyed, lost or stolen, only upon receipt of evidence satisfactory to the Trustee and the Issuer that this Note was destroyed or lost or stolen and, if required, upon receipt also of indemnity satisfactory to each of them. All expenses and reasonable charges associated with procuring such indemnity and with the preparation, authentication and delivery of a new Note shall be borne by the owner of the Note mutilated, defaced, destroyed, lost or stolen.

      The Senior Indenture provides that (a) if an Event of Default (as defined in the Senior Indenture) due to the default in payment of principal of, premium, if any, or interest on, any series of debt securities issued under the Senior Indenture, including the series of Senior Medium-Term Notes of which this Note forms a part, or due to the default in the performance or breach of any other covenant or warranty of the Issuer applicable to the debt securities of such series but not applicable to all outstanding debt securities issued under the Senior Indenture shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of the debt securities of each affected series (voting as a single class) may then declare the principal of all debt securities of all such series and interest accrued thereon to be due and payable immediately and (b) if an Event of Default due to a default in the performance of any other of the covenants or agreements in the Senior Indenture applicable to all outstanding debt securities issued thereunder, including this Note, or due to certain events of bankruptcy or insolvency of the Issuer, shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all debt securities issued under the Senior Indenture then outstanding (treated as one class) may declare the principal of all such debt securities and interest accrued thereon to be due and payable immediately, but upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal (or premium, if any) or interest on such debt securities) by the holders of a majority in principal amount of the debt securities of all affected series then outstanding.

      If the face hereof indicates that this Note is subject to "Modified Payment upon Acceleration," then (i) if the principal hereof is declared to be due and payable as described in the preceding paragraph, the amount of principal due and payable with respect to this Note shall be limited to the aggregate principal amount hereof multiplied by the sum of the Issue Price specified on the face hereof (expressed as a percentage of the aggregate principal amount) plus the original issue discount amortized from the Interest Accrual Date to the date of declaration, which amortization shall be calculated using the "interest method" (computed in accordance with generally accepted accounting principles in effect on the date of declaration), (ii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture prior to the acceleration of payment of this Note, the principal amount hereof shall equal the amount that would be due and payable hereon, calculated as set forth in clause (i) above, if this Note were declared to be due and payable on the date of any such vote and
(iii) for the purpose of any vote of securityholders taken pursuant to the Senior Indenture following the acceleration of payment of this Note, the principal amount hereof shall equal the amount of principal due and payable with respect to this Note, calculated as set forth in clause (i) above.

      The Senior Indenture permits the Issuer and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the debt securities of all series issued under the Senior Indenture then outstanding and affected (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner the rights of the holders of each series so affected; provided that the Issuer and the Trustee may not, without the consent of the holder of each outstanding debt security affected thereby,
(a) extend the final maturity of any such debt security, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayment thereof, or change the currency of payment thereof, or modify or amend the provisions for conversion of any currency into any other currency, or modify or amend the provisions for conversion or exchange of the debt security for securities of the Issuer or other entities (other than as provided in the antidilution provisions or other similar adjustment provisions of the debt securities or otherwise in accordance with the terms thereof), or impair or affect the rights of any holder to institute suit for the payment thereof without the consent of the holder of each debt security so affected or
(b) reduce the aforesaid percentage in principal amount of debt securities the consent of the holders of which is required for any such supplemental indenture.

      Except as set forth below, if the principal of, premium, if any, or interest on, this Note is payable in a Specified Currency other than U.S. dollars and such Specified Currency is not available to the Issuer for making payments hereon due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or is no longer used by the government of the country issuing such currency or for the settlement of transactions by public institutions within the international banking community, then the Issuer will be entitled to satisfy its obligations to the holder of this Note by making such payments in U.S. dollars on the basis of the Market Exchange Rate on the date of such payment or, if the Market Exchange Rate is not available on such date, as of the most recent practicable date; provided, however, that if the euro has been substituted for such Specified Currency, the Issuer may at its option (or shall, if so required by applicable law) without the consent of the holder of this Note effect the payment of principal of, premium, if any, or interest on, any Note denominated in such Specified Currency in euro in lieu of such Specified Currency in conformity with legally applicable measures taken pursuant to, or by virtue of, the treaty establishing the European Community (the "EC"), as amended by the treaty on European Union (as so amended, the "Treaty"). Any payment made under such circumstances in U.S. dollars or euro where the required payment is in an unavailable Specified Currency will not constitute an Event of Default. If such Market Exchange Rate is not then available to the Issuer or is not published for a particular Specified Currency, the Market Exchange Rate will be based on the highest bid quotation in The City of New York received by the Exchange Rate Agent at approximately 11:00 a.m., New York City time, on the second Business Day preceding the date of such payment from three recognized foreign exchange dealers (the "Exchange Dealers") for the purchase by the quoting Exchange Dealer of the Specified Currency for U.S. dollars for settlement on the payment date, in the aggregate amount of the Specified Currency payable to those holders or beneficial owners of Notes and at which the applicable Exchange Dealer commits to execute a contract. One of the Exchange Dealers providing quotations may be the Exchange Rate Agent unless the Exchange Rate Agent is an affiliate of the Issuer. If those bid quotations are not available, the Exchange Rate Agent shall determine the market exchange rate at its sole discretion.

      The "Exchange Rate Agent" shall be Morgan Stanley & Co. Incorporated, unless otherwise indicated on the face hereof.

      All determinations referred to above made by, or on behalf of, the Issuer or by, or on behalf of, the Exchange Rate Agent shall be at such entity's sole discretion and shall, in the absence of manifest error, be conclusive for all purposes and binding on holders of Notes and coupons.

      So long as this Note shall be outstanding, the Issuer will cause to be maintained an office or agency for the payment of the principal of and premium, if any, and interest on this Note as herein provided in the Borough of Manhattan, The City of New York, and an office or agency in said Borough of Manhattan for the registration, transfer and exchange as aforesaid of the Notes. The Issuer may designate other agencies for the payment of said principal, premium and interest at such place or places (subject to applicable laws and regulations) as the Issuer may decide. So long as there shall be such an agency, the Issuer shall keep the Trustee advised of the names and locations of such agencies, if any are so designated.

      With respect to moneys paid by the Issuer and held by the Trustee or any Paying Agent for payment of the principal of or interest or premium, if any, on any Notes that remain unclaimed at the end of two years after such principal, interest or premium shall have become due and payable (whether at maturity or upon call for redemption or otherwise), (i) the Trustee or such Paying Agent shall notify the holders of such Notes that such moneys shall be repaid to the Issuer and any person claiming such moneys shall thereafter look only to the Issuer for payment thereof and (ii) such moneys shall be so repaid to the Issuer. Upon such repayment all liability of the Trustee or such Paying Agent with respect to such moneys shall thereupon cease, without, however, limiting in any way any obligation that the Issuer may have to pay the principal of or interest or premium, if any, on this Note as the same shall become due.

      No provision of this Note or of the Senior Indenture shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest on this Note at the time, place, and rate, and in the coin or currency, herein prescribed unless otherwise agreed between the Issuer and the registered holder of this Note.

      Prior to due presentment of this Note for registration of transfer, the Issuer, the Trustee and any agent of the Issuer or the Trustee may treat the holder in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and none of the Issuer, the Trustee or any such agent shall be affected by notice to the contrary.

      No recourse shall be had for the payment of the principal of, premium, if any, or the interest on this Note, for any claim based hereon, or otherwise in respect hereof, or based on or in respect of the Senior Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director, as such, past, present or future, of the Issuer or of any successor corporation, either directly or through the Issuer or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

      This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

      All terms used in this Note which are defined in the Senior Indenture and not otherwise defined herein shall have the meanings assigned to them in the Senior Indenture.

                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:


           TEN COM - as tenants in common
           TEN ENT - as tenants by the entireties
           JT TEN - as joint tenants with right of survivorship and not as tenants in common



         UNIF GIFT MIN ACT - ____________________ Custodian ____________________
                                   (Minor)                         (Cust)


         Under Uniform Gifts to Minors Act __________________________
                                                    (State)

      Additional abbreviations may also be used though not in the above list.

                                  -----------

      FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto



---------------------------------------
[PLEASE INSERT SOCIAL SECURITY OR OTHER
    IDENTIFYING NUMBER OF ASSIGNEE]


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
[PLEASE PRINT OR TYPE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE]

the within Note and all rights thereunder, hereby irrevocably constituting and appointing such person attorney to transfer such note on the books of the Issuer, with full power of substitution in the premises.




Dated:
      -------------------------

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.

                            OPTION TO ELECT REPAYMENT

               The undersigned hereby irrevocably requests and instructs the Issuer to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the principal amount thereof, together with interest to the Optional Repayment Date, to the undersigned at


--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         (Please print or typewrite name and address of the undersigned)


      If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof which the holder elects to have repaid:
_________________; and specify the denomination or denominations (which shall not be less than the minimum authorized denomination) of the Notes to be issued to the holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note will be issued for the portion not being repaid): ________________________.



Dated:
       ------------------------              -----------------------------------
                                             NOTICE:  The signature on this
                                             Option to Elect Repayment must
                                             correspond with the name as
                                             written upon the face of the
                                             within instrument in every
                                             particular without alteration or
                                             enlargement.